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                                                                    EXHIBIT 23.1



To the Board of Directors of
Clark Refining & Marketing, Inc.:

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 4, 1997, on our audits of the consolidated financial statements of Clark Refining & Marketing, Inc. We also consent to the reference to our Firm under the caption "Experts."



                                    /s/ COOPERS & LYBRAND L.L.P.

                                        COOPERS & LYBRAND L.L.P.


St. Louis, Missouri
January 16, 1998